UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2008

PEDIATRIX MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2008, Pediatrix Medical Group, Inc. (the “Company”) entered into Employment Agreements (the “Employment Agreements”) with each of Roger J. Medel, M.D., its Chief Executive Officer (“CEO”), Joseph M. Calabro, its President and Chief Operating Officer, Karl B. Wagner, its Chief Financial Officer, and Thomas W. Hawkins, its Senior Vice President, General Counsel and Secretary. The Employment Agreement of Dr. Medel has a five year term. The Employment Agreements of each Messrs. Calabro, Wagner and Hawkins have a one year term and are subject to automatic renewals for successive one year terms.

The Employment Agreements replace those certain employment agreements, dated November 11, 2004, entered into by and between the Company and each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins. The Employment Agreements were approved by the Compensation Committee of the Company’s Board of Directors based upon, among things, updated market data provided by the Compensation Committee’s independent compensation consultants.

Pursuant to their Employment Agreements, Dr. Medel and Messrs. Calabro, Wagner and Hawkins will receive annual base salaries of $950,000, $600,000, $500,000 and $425,000, respectively, subject to annual review by the Compensation Committee. In addition, each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins is eligible to receive an annual performance bonus in accordance with Compensation Committee approved incentive programs, upon the fulfillment of reasonable performance objectives set by the Compensation Committee, with a targeted bonus payment for Dr. Medel of at least 150% of his base salary and for Messrs. Calabro, Wagner and Hawkins of at least 100% of their respective base salaries. Each of the Employment Agreements also provides for participation in other fringe benefit plans and the Company’s incentive compensation plans, as determined by the Compensation Committee.

Upon the termination of employment for certain specified reasons, each Employment Agreement provides for severance payments of up to 24 months base salary plus, in certain cases, the payment of an amount equal to two times the greater of (x) the executive’s Average Annual Performance Bonus (as defined) and (y) his bonus for the year immediately preceding his termination, and, with respect to the fiscal year in which termination occurs, a pro rata portion of the bonus that the executive would have received had there been no termination. Also, certain fringe benefits may be continued for specified periods.

In addition, depending on the basis for the executive’s termination, all stock options, stock appreciation rights and restricted stock granted to such executive (other than Dr. Medel’s Deferred Stock as described below) by the Company prior to such termination will continue to vest until fully vested and will vest automatically upon a Change in Control (as defined). The Company is also required to increase or “gross up” any amounts payable to a terminated individual if such amount is subject to certain excise taxes under the Internal Revenue Code applicable in connection with a change in control.

Each of the Employment Agreements provides for customary protections of the Company’s confidential information and intellectual property and that each individual shall not, during his employment term and following his termination for a period of 24 to 30 months (depending on the basis for termination), compete with the Company, hire away from or solicit to leave the Company its employees and independent contractors, or interfere in the Company’s relationships with its hospitals, other healthcare facilities, vendors, clients and other third parties.

Under their respective Employment Agreements, Dr. Medel and Mr. Calabro are also provided with the use of the aircraft in which the Company owns a fractional interest for personal travel, subject to certain limitations.

In connection with execution of his new Employment Agreement, Dr. Medel also received two special deferred equity grants (the “Deferred Grants”), one consisting of 75,000 shares of restricted share units (“Deferred Stock”) vesting on the fifth anniversary of the date of grant, and the other consisting of 25,000 shares of Deferred Stock, also vesting on such fifth anniversary but only if, prior to the fourth anniversary of the date of grant, Dr. Medel shall have submitted to the Board of Directors a CEO succession plan that is approved by the Board. The Deferred Grants were intended to recognize the sustained strong performance of the Company under Dr. Medel’s leadership, to ensure Dr. Medel’s retention during the next five years, particularly in light of the Company’s expansion into new practice areas, and to ensure a smooth transition to a new CEO at the termination of Dr. Medel’s employment. The Deferred Grants are subject to performance based requirements that will cause their forfeiture unless the Company’s aggregate net patient service revenues for any four consecutive quarters that elapse during the period commencing on October 1, 2008 and ending on the fifth anniversary of the date of grant equal or exceed $1,050,000,000 (the “Performance Vesting Threshold”). The Deferred Grants will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason (as defined in his Employment Agreement). If Dr. Medel incurs a disability or if his employment is terminated due to death, then the Deferred Grants will vest immediately. In addition, if Dr. Medel’s employment is terminated by the Company without Cause (as defined in his Employment Agreement) they will continue to vest in accordance with their terms, provided that if such termination occurs after the Performance Vesting Threshold has been met, then the Deferred Grants will vest on the date of such termination. The Deferred Grants will also continue to vest in accordance with their terms if Dr. Medel’s employment is terminated due to a Change in Control, provided, that if he terminates his employment within one year after such Change of Control, then the Deferred Grants will vest on such termination.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the terms of the Employment Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference. The foregoing description of the Deferred Grants is qualified in its entirety by reference to the terms of the Restricted Shares Units Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.5 and 10.6 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated August 20, 2008, by and between Pediatrix Medical Group, Inc. and Roger J. Medel, M.D.

10.2	Employment Agreement, dated August 20, 2008, by and between Pediatrix Medical Group, Inc. and Joseph M. Calabro.

10.3	Employment Agreement, dated August 20, 2008, by and between Pediatrix Medical Group, Inc. and Karl B. Wagner.

10.4	Employment Agreement, dated August 20, 2008, by and between Pediatrix Medical Group, Inc. and Thomas W. Hawkins.

10.5	Restricted Shares Units Agreement for Roger J. Medel, M.D. dated August 20, 2008.

10.6	Restricted Shares Units Agreement for Roger J. Medel, M.D. dated August 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.

Date: August 22, 2008	By:	/s/ Karl B. Wagner
	Name:	Karl B. Wagner
	Title:	Chief Financial Officer